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                                                                   EXHIBIT 10.66

                               ASSIGNMENT OF LEASE
                                       AND
                               AMENDMENT OF LEASE

         THIS ASSIGNMENT OF LEASE AND AMENDMENT TO LEASE ("ASSIGNMENT") is made by and between ELECTRIC MOTOR SYSTEMS, INC. (incorrectly referred to in the Lease as Electric Motor Services, Inc.), an Ohio corporation (herein referred to as "EMS"), AND MAGNETEK, INC., a Delaware corporation (hereinafter referred to as "MagneTek"), under the following circumstances:

         A. EMS is the tenant under a certain Lease Agreement dated April 19, 1995 (the LEASE") by and between REGINA B. PRATT (herein, the "LESSOR") and EMS pursuant to which EMS leases from Lessor the property located at 11895 Kemper Springs Drive, Cincinnati, Ohio (the "LEASED PREMISES").

         B. In connection with MagneTek's purchase of the assets of EMS, EMS has agreed to assign its interests in the Lease to MagneTek, and MagneTek has agreed to assume the obligations of EMS under the Lease.

         C. As a condition of such assignment and assumption of the Lease, Lessor and MagneTek desire to make certain amendments to the Lease as set forth in this Assignment.

         NOW THEREFORE, in consideration of the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. ASSIGNMENT. Effective as of the Effective Date (as defined below), EMS assigns and transfers to MagneTek all of EMS's right, title and interest under and in the Lease. EMS covenants that EMS has performed all of its obligations under the Lease which are to be performed before the Effective Date, and EMS further agrees to indemnify and hold harmless MagneTek from any and all such obligations.

         2. ASSUMPTION. Effective as of the Effective Date, MagneTek assumes all of the obligations of EMS under the Lease which, pursuant to the terms and provisions of the Lease, are to be performed on and after the Effective Date, and MagneTek further agrees to indemnify and hold harmless EMS from any and all such obligations.

         3. EFFECTIVE DATE. The effective date of this Assignment ("EFFECTIVE DATE") shall be the date that the closing of the asset purchase transaction occurs, which the parties presently anticipate will occur on or about JULY 23, 1999. At the request of either party, upon such closing, the parties shall sign a letter confirming the Effective Date. If the closing does not occur on or before August 31, 1999, this Assignment shall automatically become null and void.


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         4. AMENDMENTS TO THE LEASE. Lessor and MagneTek agree to the following amendments to the Lease, which amendments shall become effective on the Effective Date:

         (A) Renewal Option. The parties acknowledge that, pursuant to section 2 of the Lease, the present term of the Lease is scheduled to expire on April 18, 2000. All but the first sentence of section 2 of the Lease is deleted and the following is inserted in its place:

             "Provided that, at the time of Lessee's exercise of the renewal option and at the commencement of the renewal period, Lessee is not in default under this Lease beyond any applicable notice or grace period, Lessee shall have one (1) option to extend the term of this Lease for a renewal period of five (5) years (being the period from April 19, 2000 through April 18, 2005). The renewal shall be on the same terms and conditions as set forth in this Lease, except that
             (i) rent payable during the renewal period shall be adjusted as described in section 3 of this Lease, and (ii) upon the expiration of the renewal term, Lessee shall have no further renewal options. To exercise the renewal option, Lessee must notify the Lessor in writing no less than one hundred twenty (120) days prior to the date that the initial term of this Lease would otherwise have expired. If Lessee does not exercise its renewal option, Lessor shall have the right to place one or more "for rent" signs on the Leased Premises during the last six (6) months of the term and to exhibit the Leased Premises to prospective tenants."

         (B) Rent for Current Term. Paragraph 3.B. of the Lease is revised to provide that, effective as of the Effective Date and continuing through the remainder of the current term of the Lease, rent payable by Lessee under section 3 of the Lease shall be equal to Seventy-Eight Thousand Dollars ($78,000.00), payable in advance on the first day of each month, without demand or set off, in equal monthly installments of Six Thousand Five Hundred Dollars ($6,500.00) each. Rent for any partial calendar month falling within the term shall be prorated on a per diem basis.

         (C) Rent for Renewal Period. Paragraph 3.C. of the Lease is revised to provide that, if Lessee timely exercises the renewal option, rent payable by Lessee under section 3 of the Lease during the renewal period shall be equal to the then Fair Market Rental Rate (as defined below) of the Leased Premises, determined as follows:

             (i) Within thirty (30) days after Lessor receives Lessee's notice of exercise of its renewal option, Lessee shall furnish to Lessee written notice of Lessor's determination of the Fair Market Rental Rate. If Lessee does not accept Lessor's determination of the Fair Market Rental Rate and lessor and Lessee are unable to agree upon same, then Lessee shall, within thirty (30) days after Lessee's receipt of written notice of Lessor's determination of the Fair Market Rental Rate, notify Lessor in writing that either (a) Lessee elects to rescind its exercise of the renewal option, whereupon such exercise shall become immediately null and void, or (b) Lessee




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elects to invoke the Fair Market Rental Rate determination procedure described in the following subparagraph (iii).

             (ii) If Lessee elects (b) above, Lessor and Lessee shall each designate a local, disinterested, professional real estate appraiser who is a member of the American Institute of Real Estate Appraisers ("MAI") and who has at least seven (7) years experience appraising similar properties in the geographical are in which the Leased Premises is located. Each such appraiser shall have thirty (30) days (after being designated) within which to determine the Fair Market Rental Rate. If the two (2) appraisers agree on the Fair Market Rental Rate, or if the higher of the two Fair Market Rental Rates is not more than five percent (5%) higher than the lower of the two Fair Market Rental Rates, the agreed upon rate (or the average of the two rates, whichever is applicable) will become the Fair Market Rental Rate and will be binding upon Lessor and Lessee. If the higher of the two Fair Market Rental Rates is more than five percent (5%) higher than the lower of the two Fair Market Rental Rates, the highest ranking officer of the local chapter of the American Institute of Real Estate Appraisers who is not related to either of the parties or the MAIs previously designated shall select a third MAI, and the third appraiser shall have thirty (30) days after being designated within which to determine the Fair Market Rental Rate. The agreement of two (or of all three) of the appraisers as to the Fair Market Rental Rate will be binding upon Lessor and Lessee. If no two appraisers agree, the average of the Fair Market Rental Rates determined by the three appraisers will become the Fair Market Rental Rate and will be binding upon Lessor and Lessee. Each party shall pay the fee and any associated expenses charged by the MAI which it selects, and the fee and any associated expenses charged by the third MAI shall be split evenly between the parties.

             (iii) Promptly after the Fair Market Rental Rate has been determined in accordance with this paragraph (C), Lessor shall provide Lessee, and the parties shall promptly execute, a Lease extension agreement which memorializes the extension of the term of the Lease and the rent payable during the renewal period.

             (iv) The term "FAIR MARKET RENTAL RATE", as used herein, shall mean the amount of rent that a willing tenant would pay and a willing landlord would accept for the Leased Premises, in an open market and on an arms-length basis, taking into consideration the then existing age and condition of the building and other improvements on the leased Premises, the location of the Leased Premises, and other relevant factors, and assuming that the other terms and conditions of such tenant's lease of the Leased Premises were comparable to those set forth in the Lease.

         D. Permitted Use. Lessee shall use the Leased Premises for the following purposes and for no other p purpose without the Lessor's prior written consent, which consent shall not be unreasonably withheld: Manufacturing facility, office, distribution, R & D center, and for such other uses as may be necessary in connection with or incidental to Lessee's business. Lessee shall ensure that its use of the Leased Premises complies at all times with applicable zoning, building, environmental and other laws.




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         E. Alterations and Improvements. The first sentence of section 9 of the
Lease is revised to provide that Lessee may, with our receiving Lessor's prior written consent, make alterations and improvements to the Leased Premises costing, in the aggregate (per construction project), Ten Thousand Dollars ($10,000.00) or less. Lessee shall not make any alterations or improvements to the Leased Premises costing, in the aggregate (per construction project), in excess of Ten Thousand Dollars ($10,000.00) without the prior written consent of Lessor, which consent Lessor agrees shall not be unreasonably withheld.

         F. Notice. With reference to section 25 of the Lease, the address of Lessee, for purposes of receiving notices from Lessor under the Lease, is changed to the following:

                           MagneTek, Inc.
                           26 Century Blvd., Suite 600
                           Nashville, TN 37214
                           Attention: Dennis Hatfield

         G. No Purchase Option. Section 21 of the Lease is deleted.

All terms of the Lease not amended hereby or not inconsistent herewith shall remain in full force and effect.

         5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and shall operate to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.



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         IN WITNESS WHEREOF, the parties hereto have executed this Assignment.

Signed and acknowledged                     Assignor:
in the presence of:                         ELECTRIC MOTOR SYSTEMS, INC.

                                            By:
------------------------------------            --------------------------------
                                                Richard Pratt
                                                President
Printed Name:
             -----------------------
(witness 1 as to Assignor)

                                            Assignee:
                                            MAGNETEK, INC.

                                            By:
------------------------------------            --------------------------------

Printed Name:                               Printed Name:
             -----------------------                     -----------------------
(witness 1 as to Assignee)

                                            Title:
                                                  ------------------------------
------------------------------------

Printed Name:
             -----------------------
(witness 2 as to Assignee)




STATE OF OHIO              )
                           )       SS:
COUNTY OF HAMILTON         )

         The foregoing instrument was acknowledged before me this ___ day of July, 1999, by Richard Pratt, President of ELECTRIC MOTOR SYSTEMS, INC., an Ohio corporation, on behalf of the corporation.

                                             -----------------------------------
                                             Notary Public



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STATE OF ____________      )
                           )       SS:
COUNTY OF __________       )

         The foregoing instrument was acknowledged before me this ___ day of July, 1999 by ___________________, the _________________ of MAGNETEK, INC., a
Delaware corporation, on behalf of the corporation.


                                             -----------------------------------
                                             Notary Public



                                LESSOR'S CONSENT

         The undersigned, REGINA B. PRATT, the Lessor under the Lease referred to in the foregoing Assignment, hereby consents to the assignment of the Lease and agrees to the amendments to the Lease as hereinabove set forth. Effective as of the Effective Date, EMS is released from all liability under the Lease.


                                             Lessor:



                                             -----------------------------------
                                             Regina B. Pratt

                                             Date: July            , 1999
                                                        -----------




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